EXHIBIT 99.1

JOINT FILING AGREEMENT

November 14, 2025

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the applicable exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date: November 14, 2025

ENDURE CAPITAL MANAGEMENT, LLC

By:	/s/ Ryan Simes
Name:	Ryan Simes
Title:	Managing Member
Date:	November 14, 2025

ENDURING ALPHA FUND, LP

By:	Endure Capital GP, LP
Its:	General Partner

By:	Endure Capital Management, LLC
Its:	General Partner of the General Partner

By:	/s/ Ryan Simes
Name:	Ryan Simes
Title:	Managing Member
Date:	November 14, 2025

ENDURE CAPITAL GP, LP

By:	Endure Capital Management, LLC
Its:	General Partner

By:	/s/ Ryan Simes
Name:	Ryan Simes
Title:	Managing Member
Date:	November 14, 2025

RYAN SIMES

/s/ Ryan Simes
Date:	November 14, 2025